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                                                                    EXHIBIT 10.5

                                SECOND AMENDMENT
                                       TO
                           FIRST FINANCIAL CORPORATION
                          2001 LONG-TERM INCENTIVE PLAN
                           (Effective January 1, 2001)

     WHEREAS, First Financial Corporation (the "Employer") maintains the First Financial Executives' Deferred Compensation Plan (Effective January 1, 2001) (the "LTIP"); and

     WHEREAS, the Employer has determined that the LTIP should be amended to freeze participation in the LTIP and to freeze benefit accruals under the LTIP as of December 31, 2004; and

     WHEREAS, the Board of Directors of the Employer has authorized such amendments to the LTIP as set forth below;

     NOW, THEREFORE, pursuant to the power reserved to the Board of Directors under Article VII of the LTIP, the LTIP is hereby amended, effective December 31, 2004, as follows:

                                  "SUPPLEMENT A
                               FREEZE OF THE PLAN

          A-1 Application. The purpose of this Supplement is to freeze the Plan effective December 31, 2004. The provisions of this Supplement supersede the provisions of the Plan to the extent necessary to eliminate any inconsistency between the Plan and this Supplement.

          A-2 Freeze Effective Date. Notwithstanding any provision of the Plan to the contrary, the Plan will be "frozen" effective December 31, 2004 (the "Freeze Date") in accordance with the provisions of the Plan as modified by this Supplement.

          A-3 Cessation of Benefit Accrual. A Participant's benefit under the Plan will be limited to his accrued benefit as of the Freeze Date, which will equal the Participant's vested Account balance as of December 31, 2004. Participants will not accrue any additional benefits after the Freeze Date. Investment credits earned after the Freeze Date shall continue to be allocated to Participant Accounts under the Plan.

          A-4 Continued Participation. All individuals who are Participants on the Freeze Date will continue as Participants with respect to their vested Accounts under the Plan until the balances in those Accounts are distributed to them or to their beneficiaries as

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     provided under the terms of the Plan. No other individual will become a
     Participant after the Freeze Date.

          A-5 Distribution of Benefits. No distribution of benefits will be made to or for the benefit of Participants solely as a result of the freeze of the Plan. Benefits will be paid at the time and in the manner provided for under the terms of the Plan."

     The Plan shall remain the same in all other respects.

     IN WITNESS WHEREOF, First Financial Corporation has caused this amendment to be executed on its behalf by its duly authorized officers this _____ day of December, 2005, but effective as of December 31, 2004.

                                        FIRST FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Norman L. Lowery, Chief Executive
                                            Officer

ATTEST:


-------------------------------------
Michael A. Carty,
Chief Financial Officer